Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2020 Results

Strong Cost Discipline and Continued Productivity Improvements
Drive Increases in Full-Year Margin and Cash Flow While Reducing Debt by $184 Million

SUSSEX, WI, February 23, 2021 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its fourth quarter and full year ending December 31, 2020.

Recent Highlights

•Achieved second straight quarter of sequential improvement in Net Sales since the beginning of the pandemic.
•Aligned costs with demand environment throughout 2020 and achieved margin expansion while growing print segment share. Improved Adjusted EBITDA margin to 8.9% in 2020 from 8.5% in 2019 despite print industry volume and pricing pressures and the impact of the COVID-19 pandemic.
•Delivered cash from operating activities of $190 million and Free Cash Flow of $129 million; increases of $35 million and $23 million compared to 2019, respectively.
•Strengthened product portfolio by divesting non-core assets, generating $69 million in proceeds during 2020.
•Reduced debt by $184 million during 2020, ending the year with a Debt Leverage Ratio of 3.35x.
•Maintained strong liquidity position, with up to $461 million in unused capacity under Quad’s revolving credit agreement and $55 million of cash on hand.

“We are pleased that our consistent and strong operating performance delivered solid full-year results with higher Adjusted EBITDA margin and cash flow, which helped us overcome a year of unprecedented challenges due to the global pandemic. These results were driven by purposeful efforts to expand segment share growth, disciplined cost management, and productivity improvements across the organization, all of which helped offset the significant volume impact caused by the pandemic,” said Joel Quadracci, Chairman, President & CEO of Quad.

“This past year repeatedly tested the responsiveness and resiliency of our team, and we showed our mettle. The team demonstrated incredible speed and agility to reduce costs and adapt business operations amid constantly changing circumstances and demands,” Quadracci said. “We were able to increase print segment share while advancing our revenue diversification efforts in integrated solutions and targeted print. We protected the financial health of the Company while both prioritizing the health and well-being of employees, and providing exceptional service and continued innovation to our clients. We continued to strengthen our platform and position as a marketing solutions partner through the optimization of our product portfolio, which included investments in growth-focused areas of our business and divestments of our non-core assets, such as our Book platform – the proceeds of which we used to pay down debt. We also intensified our commitment to diversity, equity and inclusion. Just last week we announced a new partnership with The BrandLab, a non-profit dedicated to changing the face and voice of the marketing industry by bringing young people from diverse backgrounds together with local agencies and corporations. I could not be more proud to be part of this three-year, $1 million commitment to enable BrandLab to begin operating in Milwaukee and create internship opportunities for local students who identify as Black, Indigenous and People of Color or who come from low-income families.”

Quadracci added: “Looking ahead to 2021 – our milestone 50th anniversary year – we will continue to build on our established track record of navigating change and disruption. As always, we will manage through short-term challenges, while remaining committed to our long-term focus and strategic priorities. We believe there are exceptional opportunities to expand relationships with existing clients while acquiring new ones, and expand in growth market verticals due to our industry-leading integrated marketing platform that reduces complexity, increases efficiencies and enhances marketing spend effectiveness. We are a nimble organization and are confident we can take advantage of value-creating opportunities that will help us expand into higher margin products and services as we look to build momentum in our pandemic recovery throughout 2021.”

Summary Results

Results for the three months ended December 31, 2020, included:

•Net Sales — Net sales were $843 million in 2020, down 21% from 2019, primarily due to the economic impact from the COVID-19 pandemic, and ongoing print industry volume and pricing pressures. However, the fourth quarter decline represents another quarter of sequential revenue improvement during the pandemic, as compared to a 28% decline in the third quarter of 2020 and a 38% decline in the second quarter of 2020.

•Net Earnings (Loss) From Continuing Operations — Net loss from continuing operations was $86 million in 2020, or $1.69 diluted loss per share, as compared to net earnings of $7 million, or $0.14 diluted earnings per share in 2019. This variance was mainly driven by $75 million of restructuring and non-cash impairment expenses due to fourth quarter 2020 plant closure announcements, and lower net sales.

•Adjusted EBITDA — Adjusted EBITDA was $64 million in 2020, as compared to $96 million in 2019. The Adjusted EBITDA variance to prior year primarily reflects the impact from the sales decline, partially offset by savings from cost reduction initiatives.

Results for full-year ended December 31, 2020, included:

•Net Sales — Net sales were $2.9 billion in 2020, down 25% from 2019, primarily due to the economic impact from the COVID-19 pandemic, and ongoing print industry volume and pricing pressures.

•Net Loss From Continuing Operations — Net loss from continuing operations was $107 million in 2020, or $2.10 diluted loss per share, as compared to a net loss of $56 million, or $1.11 diluted loss per share in 2019. The increase in net loss is mostly due to $35 million of higher restructuring, impairment and transaction-related charges, and lower net sales.

•Adjusted EBITDA — Adjusted EBITDA was $260 million in 2020, as compared to $335 million in 2019, while Adjusted EBITDA margin improved to 8.9% in 2020, as compared to 8.5% in 2019. The Adjusted EBITDA variance to prior year primarily reflects the impact from the sales decline, a $12 million decrease in paper byproduct recoveries, and an $11 million increase in hourly production wages due to strategic investments made to increase starting wages, partially offset by savings from cost reduction initiatives, a $15 million net reduction in workers’ compensation expense primarily from improved production safety performance, and a $9 million net non-cash benefit from a change in vacation policy. Adjusted EBITDA margin increased by 35 basis points driven by cost savings initiatives more than offsetting the relative percentage decline in sales.

•Net Cash Provided by Operating Activities — Net cash provided by operating activities was $190 million in 2020, an increase of $35 million from 2019, primarily due to $40 million of income tax refunds received during the third quarter of 2020 due to the CARES Tax Act.

•Free Cash Flow — Free Cash Flow was $129 million in 2020, an increase of $23 million from 2019, primarily due to a $50 million decrease in capital expenditures, partially offset by a $27 million decrease in cash earnings.

Dave Honan, Executive Vice President and CFO, concluded: “Our increased productivity and disciplined cost management delivered increased Adjusted EBITDA margin in 2020 despite the sales impact of the COVID-19 pandemic. While the pandemic impacted our client base, we achieved a second straight quarter of sequential improvement in net sales. With significant cash flow conversion and our ongoing commitment to debt reduction, we strengthened our balance sheet, paying down $184 million in debt during 2020 and ending the year with a Debt Leverage Ratio of 3.35x. In 2021, we will continue our focus on strengthening our balance sheet, while pursuing transformational net sales growth and winning additional segment share.”

2021 Outlook

Given the ongoing lack of full-year visibility due to the pandemic, the Company is not issuing 2021 financial guidance at this time; however, it believes it will continue to see sequential improvement in quarterly net sales trends in the first half of 2021 due to the improving impact of the pandemic on net sales and print segment share gains. The Company expects Free Cash Flow to decrease in 2021 due to the non-recurring nature of the CARES Act income tax refund received in 2020, partially offset by improvements in working capital, lower pension contributions and lower capital expenditures. The Company will use Free Cash Flow and cash generated from asset sales to reduce debt and expects to end 2021 at a lower debt leverage ratio than it ended 2020.

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, February 24, to discuss fourth quarter and full-year 2020 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10151732/e153def91c. Participants will be given a unique PIN to gain immediate access to the call on February 24, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.
Alternatively, participants without internet access may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 24, 2021, accessible as follows:

• U.S. Toll-Free: 1-877-344-7529
• International Toll: 1-412-317-0088
• Replay Access Code: 10151732

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the negative impacts the coronavirus (COVID-19) has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general (including future uncertain impacts); the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact negative publicity could have on our business; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels; the impact of changes in postal rates, service levels or regulations; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such were previously supplemented and amended in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and which may be further amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner that leverages its 50-year heritage of platform excellence, innovation and strong culture and social purpose to create a better way for its clients, employees and communities. The Company’s integrated marketing platform helps brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives the Company to continuously evolve its offering, combined with leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing, consumer packaged goods, financial services, insurance, healthcare and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact

Katie Krebsbach
Investor Relations Lead, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Net sales	$843.3	$1,069.9
Cost of sales	682.9	867.9
Selling, general and administrative expenses	97.1	107.1
Depreciation and amortization	42.7	50.2
Restructuring, impairment and transaction-related charges	75.1	15.7
Total operating expenses	897.8	1,040.9
Operating income (loss) from continuing operations	(54.5)	29.0
Interest expense	16.6	20.4
Net pension income	(2.5)	(1.5)
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entity	(68.6)	10.1
Income tax expense	17.8	3.6
Earnings (loss) from continuing operations before equity in earnings of unconsolidated entity	(86.4)	6.5
Equity in earnings of unconsolidated entity	(0.7)	(0.6)
Net earnings (loss) from continuing operations	(85.7)	7.1
Earnings (loss) from discontinued operations, net of tax	(8.3)	0.5
Net earnings (loss)	(94.0)	7.6
Less: net earnings attributable to noncontrolling interests	—	0.1
Net earnings (loss) attributable to Quad common shareholders	$(94.0)	$7.5

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$(1.69)	$0.14
Discontinued operations	(0.16)	0.01
Basic earnings (loss) per share attributable to Quad common shareholders	$(1.85)	$0.15

Diluted:
Continuing operations	$(1.69)	$0.14
Discontinued operations	(0.16)	0.01
Diluted earnings (loss) per share attributable to Quad common shareholders	$(1.85)	$0.15

Weighted average number of common shares outstanding
Basic	50.7	50.2
Diluted	50.7	51.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
Net sales	$2,929.6	$3,923.4
Cost of sales	2,334.8	3,192.2
Selling, general and administrative expenses	335.1	397.6
Depreciation and amortization	181.6	209.5
Restructuring, impairment and transaction-related charges	124.1	89.4
Total operating expenses	2,975.6	3,888.7
Operating income (loss) from continuing operations	(46.0)	34.7
Interest expense	68.8	90.0
Net pension income	(10.5)	(6.0)
Loss on debt extinguishment	1.8	30.5
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	(106.1)	(79.8)
Income tax expense (benefit)	0.3	(24.4)
Loss from continuing operations before equity in loss of unconsolidated entity	(106.4)	(55.4)
Equity in loss of unconsolidated entity	0.2	0.3
Net loss from continuing operations	(106.6)	(55.7)
Loss from discontinued operations, net of tax	(21.9)	(100.6)
Net loss	(128.5)	(156.3)
Less: net loss attributable to noncontrolling interests	(0.2)	—
Net loss attributable to Quad common shareholders	$(128.3)	$(156.3)

Loss per share attributable to Quad common shareholders
Basic and diluted:
Continuing operations	$(2.10)	$(1.11)
Discontinued operations	(0.43)	(2.01)
Basic and diluted loss per share attributable to Quad common shareholders	$(2.53)	$(3.12)

Weighted average number of common shares outstanding
Basic and diluted	50.6	50.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$55.2	$78.7
Receivables, less allowances for credit losses	399.1	456.1
Inventories	170.2	210.5
Prepaid expenses and other current assets	54.7	109.0
Current assets of discontinued operations	—	56.6
Total current assets	679.2	910.9

Property, plant and equipment—net	884.2	1,036.5
Operating lease right-of-use assets—net	81.0	97.9
Goodwill	103.0	103.0
Other intangible assets—net	104.3	137.2
Equity method investment in unconsolidated entity	2.6	3.6
Other long-term assets	73.4	127.5
Long-term assets of discontinued operations	—	0.5
Total assets	$1,927.7	$2,417.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$320.0	$416.7
Other current liabilities	310.8	303.0
Short-term debt and current portion of long-term debt	20.7	40.0
Current portion of finance lease obligations	2.8	7.7
Current portion of operating lease obligations	28.4	30.2
Current liabilities of discontinued operations	—	15.8
Total current liabilities	682.7	813.4

Long-term debt	902.7	1,058.5
Finance lease obligations	2.0	6.0
Operating lease obligations	54.5	70.4
Deferred income taxes	4.2	2.8
Other long-term liabilities	196.8	221.1
Long-term liabilities of discontinued operations	—	0.6
Total liabilities	1,842.9	2,172.8

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	833.1	847.4
Treasury stock, at cost	(13.1)	(31.5)
Accumulated deficit	(566.0)	(423.5)
Accumulated other comprehensive loss	(171.3)	(167.2)
Quad’s shareholders’ equity	84.1	226.6
Noncontrolling interests	0.7	17.7
Total shareholders’ equity and noncontrolling interests	84.8	244.3
Total liabilities and shareholders’ equity	$1,927.7	$2,417.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(128.5)	$(156.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	181.6	223.1
Impairment charges	75.6	100.0
Goodwill impairment	—	10.1
Loss on debt extinguishment	1.8	30.5
Stock-based compensation	10.6	13.6
Gain on the sale or disposal of property, plant and equipment	(1.8)	(6.6)
Loss (gain) on the sale of businesses	3.5	(8.4)
Gain from property insurance claims	(4.7)	(0.8)
Deferred income taxes	48.5	(57.1)
Other non-cash adjustments to net loss	2.8	3.9
Changes in operating assets and liabilities	0.8	3.5
Net cash provided by operating activities	190.2	155.5

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(61.0)	(111.0)
Cost investment in unconsolidated entities	(0.5)	—
Proceeds from the sale of property, plant and equipment	7.4	17.5
Proceeds from the sale of businesses	61.3	11.1
Proceeds from property insurance claims	4.8	0.3
Loan to an unconsolidated entity	—	(5.0)
Acquisition of businesses—net of cash acquired	(2.2)	(121.0)
Other investing activities	(0.1)	—
Net cash provided by (used in) investing activities	9.7	(208.1)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1.0	1,285.1
Payments of long-term debt	(177.9)	(1,119.4)
Payments of finance lease obligations	(7.4)	(8.7)
Borrowings on revolving credit facilities	350.6	3,636.1
Payments on revolving credit facilities	(351.7)	(3,642.1)
Payments of debt issuance costs and financing fees	(2.7)	(20.2)
Change in ownership of noncontrolling interests	(22.4)	—
Equity awards redeemed to pay employees’ tax obligations	(1.0)	(6.6)
Payment of cash dividends	(9.5)	(57.1)
Other financing activities	(2.6)	(5.3)
Net cash provided by (used in) financing activities	(223.6)	61.8

Effect of exchange rates on cash and cash equivalents	0.2	—

Net increase (decrease) in cash and cash equivalents	(23.5)	9.2

Cash and cash equivalents at beginning of year	78.7	69.5

Cash and cash equivalents at end of year	$55.2	$78.7
The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for all periods presented.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2020
United States Print and Related Services	$757.3	$(42.9)	$72.1
International	86.0	1.3	2.9
Total operating segments	843.3	(41.6)	75.0
Corporate	—	(12.9)	0.1
Total	$843.3	$(54.5)	$75.1

Three months ended December 31, 2019
United States Print and Related Services	$965.0	$40.3	$9.5
International	104.9	3.7	2.5
Total operating segments	1,069.9	44.0	12.0
Corporate	—	(15.0)	3.7
Total	$1,069.9	$29.0	$15.7

Year ended December 31, 2020
United States Print and Related Services	$2,627.6	$1.7	$110.1
International	302.0	(0.8)	12.2
Total operating segments	2,929.6	0.9	122.3
Corporate	—	(46.9)	1.8
Total	$2,929.6	$(46.0)	$124.1

Year ended December 31, 2019
United States Print and Related Services	$3,521.0	$130.1	$24.6
International	402.4	8.6	10.0
Total operating segments	3,923.4	138.7	34.6
Corporate	—	(104.0)	54.8
Total	$3,923.4	$34.7	$89.4
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Net earnings (loss) attributable to Quad common shareholders	$(94.0)	$7.5
Interest expense	16.6	20.4
Income tax expense	17.8	3.6
Depreciation and amortization	42.7	50.2
EBITDA (Non-GAAP)	$(16.9)	$81.7
EBITDA Margin (Non-GAAP)	(2.0)%	7.6%

Restructuring, impairment and transaction-related charges (1)	75.1	15.7
(Earnings) loss from discontinued operations, net of tax (2)	8.3	(0.5)
Net pension income (3)	(2.5)	(1.5)
Other (4)	0.4	0.4
Adjusted EBITDA (Non-GAAP)	$64.4	$95.8
Adjusted EBITDA Margin (Non-GAAP)	7.6%	9.0%
______________________________
(1)Operating results for the three months ended December 31, 2020 and 2019, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2020	2019
Employee termination charges (a)	$9.3	$2.3
Impairment charges (b)	59.9	4.3
Transaction-related charges and adjustments (c)	(0.3)	0.5
Integration costs (d)	0.6	1.2
Other restructuring charges (e)	5.6	7.4
Restructuring, impairment and transaction-related charges	$75.1	$15.7
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity and strategic reduction restructuring initiatives, including $56.6 million of impairment charges for property, plant and equipment in Oklahoma City, Oklahoma during the three months ended December 31, 2020.
(c)Transaction-related charges and adjustments consisted primarily of professional service fees and adjustments related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges includes costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities.
(2)(Earnings) loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in the year ended December 31, 2020.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(4)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
Net loss attributable to Quad common shareholders	$(128.3)	$(156.3)
Interest expense	68.8	90.0
Income tax expense (benefit)	0.3	(24.4)
Depreciation and amortization	181.6	209.5
EBITDA (Non-GAAP)	$122.4	$118.8
EBITDA Margin (Non-GAAP)	4.2%	3.0%

Restructuring, impairment and transaction-related charges (1)	124.1	89.4
Loss from discontinued operations, net of tax (2)	21.9	100.6
Net pension income (3)	(10.5)	(6.0)
Loss on debt extinguishment (4)	1.8	30.5
Other (5)	0.7	1.6
Adjusted EBITDA (Non-GAAP)	$260.4	$334.9
Adjusted EBITDA Margin (Non-GAAP)	8.9%	8.5%
_________________________________
(1)Operating results for the years ended December 31, 2020 and 2019, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2020	2019
Employee termination charges (a)	$34.7	$22.2
Impairment charges (b)	64.1	7.9
Transaction-related charges (c)	1.4	51.6
Integration costs (d)	1.9	3.3
Other restructuring charges (e)	22.0	4.4
Restructuring, impairment and transaction-related charges	$124.1	$89.4
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity and strategic reduction restructuring initiatives, including $56.6 million of impairment charges for property, plant and equipment in Oklahoma City, Oklahoma during the year ended December 31, 2020.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, and included a $45 million reverse termination fee paid during the year ended December 31, 2019, in connection with the termination of the definitive agreement pursuant to which Quad would have acquired LSC Communications, Inc. (“LSC”).
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses. A $1.6 million gain on the sale of facilities was included during the year ended December 31, 2020, and an $8.4 million gain on the sale of a business was included during the year ended December 31, 2019.
(2)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in the year ended December 31, 2020.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(4)The $1.8 million loss on debt extinguishment recorded during the year ended December 31, 2020, relates to a $2.4 million loss on debt extinguishment from the fourth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on June 29, 2020, partially offset by a $0.6 million gain on debt extinguishment recorded during the first quarter of 2020, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022. The $30.5 million loss on debt extinguishment recorded during the year ended December 31, 2019, includes $15.9 million relating to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019; and $14.6 million relating to the retirement of the Term Loan B, completed on July 26, 2019.
(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$190.2	$155.5

Less: purchases of property, plant and equipment	(61.0)	(111.0)
Plus: LSC-related payments (1)	—	61.3

Free Cash Flow (Non-GAAP)	$129.2	$105.8
______________________________
(1)LSC-related payments include transaction-related costs associated with the proposed, but now terminated, acquisition of LSC, including a $45 million reverse termination fee and incremental interest payments associated with the 2019 amended debt refinancing during the year ended December 31, 2019.

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for all periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2020 and 2019
(in millions, except ratio)
(UNAUDITED)

	December 31, 2020		December 31, 2019
Total debt and finance lease obligations on the condensed consolidated balance sheets	$928.2		$1,112.2
Less: Cash and cash equivalents	55.2		78.7
Net Debt (Non-GAAP)	$873.0		$1,033.5

Divided by: Adjusted EBITDA for the year ended (Non-GAAP)	$260.4		$334.9

Debt Leverage Ratio (Non-GAAP)	3.35	x	3.09	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended December 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entity	$(68.6)	$10.1

Restructuring, impairment and transaction-related charges	75.1	15.7
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	6.5	25.8

Income tax expense at 25% normalized tax rate	1.6	6.5
Adjusted net earnings from continuing operations (Non-GAAP)	$4.9	$19.3

Basic weighted average number of common shares outstanding	50.7	50.2
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.7	0.8
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.4	51.0

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.38

Diluted earnings (loss) per share from continuing operations (GAAP)	$(1.69)	$0.14
Restructuring, impairment and transaction-related charges per share	1.46	0.31
Income tax expense from condensed consolidated statement of operations per share	0.35	0.07
Income tax expense at 25% normalized tax rate per share	(0.02)	(0.13)
Other items from condensed consolidated statement of operations per share (2)	—	(0.01)
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.38
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in earnings of unconsolidated entity; and (vi) net earnings attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in earnings of unconsolidated entity and net earnings attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Years Ended December 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	$(106.1)	$(79.8)

Restructuring, impairment and transaction-related charges	124.1	89.4
Loss on debt extinguishment	1.8	30.5
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	19.8	40.1

Income tax expense at 25% normalized tax rate	5.0	10.0
Adjusted net earnings from continuing operations (Non-GAAP)	$14.8	$30.1

Basic weighted average number of common shares outstanding	50.6	50.0
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.5	0.9
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.1	50.9

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.29	$0.59

Diluted loss per share from continuing operations (GAAP)	$(2.10)	$(1.11)
Restructuring, impairment and transaction-related charges per share	2.43	1.76
Loss on debt extinguishment per share	0.04	0.60
Income tax benefit from condensed consolidated statement of operations per share	0.02	(0.48)
Income tax expense at 25% normalized tax rate per share	(0.10)	(0.20)
Other items from condensed consolidated statement of operations per share (2)	—	0.02
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.29	$0.59
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in loss of unconsolidated entity; and (vi) net loss attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in loss of unconsolidated entity and net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.